UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2021

East Resources Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-39403	85-1210472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7777 NW Beacon Square Boulevard Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 826-3620
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	ERESU	The NASDAQ Stock Market LLC
Class A common stock, par value $0.0001 per share	ERES	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ERESW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02	Non-Reliance on Previously Issued Financial Statement or Related Audit Report or Completed Interim Review.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission (the “SEC”) together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). Specifically, the Staff Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement (the “Warrant Agreement”), dated as of July 23, 2020, between East Resources Acquisition Company (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent. As a result of the Staff Statement, the Company reevaluated the accounting treatment of (i) the 17,250,000 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering (the “IPO”) and (ii) the 8,900,000 privately issued warrants (together with the Public Warrants, the “Warrants”) that were included in the units issued to the Company’s sponsor in a private placement that closed concurrently with the closing of the IPO, and determined to classify the Warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. While the Company has not generated any operating revenues to date and will not generate any operating revenues until after completion of its initial business combination, at the earliest, the change in fair value of the Warrants is a non-cash charge and will be reflected in the Company’s statement of operations.

On May 18, 2021, the Company’s management and the Audit Committee of the Company’s board of directors (the “Audit Committee”) concluded that, in light of the Staff Statement, it is appropriate to restate the Company’s previously issued audited financial statements as of December 31, 2020; as of July 27, 2020; for the period from May 22, 2020 (inception) through December 31, 2020 and for the period ended September 30, 2020 (the “Non-Reliance Financial Statements”).

Considering such restatement, the Non-Reliance Financial Statements should no longer be relied upon. Similarly, the Company’s balance sheet as of July 27, 2020 and included in the Company’s Current Report on Form 8-K filed on August 31, 2020 should no longer be relied upon.  The Company will file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 reflecting the reclassification of the Warrants in restated audited financial statements for the non-reliance period as soon as practicable.

Going forward, unless the Company amends the terms of the Warrant Agreement, it expects to continue to classify the Warrants as liabilities, which would require the Company to incur the cost of measuring the fair value of the Warrant liabilities, and which may have an adverse effect on the Company’s results of operations.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, the Company’s independent registered accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

East Resources Acquisition Company

Date: July 16, 2021	By:	/s/ Gary L. Hagerman, Jr.
	Name:	Gary L. Hagerman, Jr.
	Title:	Chief Financial Officer and Treasurer

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